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STATE BOARD OF ADMINISTRATION OF FLORIDA 1801 HERMITAGE BOULEVARD, SUITE 100 TALLAHASSEE, FLORIDA 32308 (850) 488-4406 POST OFFICE BOX 13300 32317-3300	RON DESANTIS GOVERNOR CHAIR BLAISE INGOGLIA CHIEF FINANCIAL OFFICER JAMES UTHMEIER ATTORNEY GENERAL CHRIS SPENCER EXECUTIVE DIRECTOR

REIMBURSEMENT CONTRACT EXHIBIT 10.3

Coverage Effective: June 1, 2026
(“Contract”)

This Contract is between:

Homeowners Choice Property and Casualty Insurance Company

(“Company”)
NAIC # 12944
and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

PREAMBLE

Section 215.555, Florida Statutes, creates the FHCF and directs the SBA to administer the FHCF. This Contract, consisting of the principal document entitled Reimbursement Contract, addressing the mandatory FHCF coverage, and Appendix A, is subject to Section 215.555, Florida Statutes, and to any administrative rule adopted pursuant thereto, and is not intended to be in conflict therewith.

In consideration of the promises set forth in this Contract, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

As a condition precedent to the SBA’s obligations under this Contract, the Company shall report to the SBA in a specified format the business it writes which is described in this Contract as Covered Policies. The terms of this Contract shall determine the rights and obligations of the parties. This Contract provides reimbursement to the Company under certain circumstances, as described herein, and does not provide or extend insurance or reinsurance coverage to any person, firm, corporation or other entity. The SBA shall reimburse the Company for its Ultimate Net Loss on Covered Policies, which were in force and in effect at the time of the Covered Event causing the Loss, in excess of the Company’s Retention as a result of each

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Covered Event commencing during the Contract Year, to the extent funds are available, all as hereinafter defined.

ARTICLE II - PARTIES TO THE CONTRACT

This Contract is solely between the Company, an Authorized Insurer or any entity writing Covered Policies under Section 627.351, Florida Statutes, in the State of Florida, and the SBA. In no instance shall any insured of the Company, any claimant against an insured of the Company, or any other third party have any rights under this Contract, except as provided in Article XVI. The SBA will disburse funds only to the Company, except as provided for in Article XVI. The Company shall not, without the prior approval of the Florida Office of Insurance Regulation, sell, assign, or transfer to any third party, in return for a fee or other consideration any sums the FHCF pays under this Contract or the right to receive such sums.

ARTICLE III - TERM; EXECUTION

(1)
Term

This Contract applies to Losses from Covered Events which commence during the period from

12:00:01 a.m., Eastern Time, June 1, 2026, to 12:00 midnight, Eastern Time, May 31, 2027 (the “Contract Year”). The SBA shall not be liable for Losses from Covered Events which commence after the effective time and date of expiration or termination. Should this Contract expire or terminate while a Covered Event is in progress, the SBA shall be responsible for such Covered Event in progress in the same manner and to the same extent it would have been responsible had the Contract expired the day following the conclusion of the Covered Event in progress.

(2)
Mandatory Nature of this Contract
(a)
Statutory Requirement

This Contract has been adopted as part of Rule 19-8.010, Florida Administrative Code (F.A.C.), in

fulfillment of the statutory requirement that the SBA enter into a Contract with each Company writing Covered Policies in Florida. Under Section 215.555(4)(a), Florida Statutes, the SBA must enter into such a Contract with each such Company, and each such Company must enter into the Contract as a condition of doing business in Florida. Under Section 215.555(16)(c), Florida Statutes, Companies writing Covered Policies must execute the Contract by March 1 of the immediately preceding Contract Year.

(b)
Duty to Provide a Fully and Timely Executed Copy of this Contract to the Administrator The Company must provide a fully executed copy of this Contract in electronic form to the

Administrator no later than the March 1 statutory deadline for execution, or, in the case of a New Participant, no later than 30 days after the New Participant began writing Covered Policies.

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(3)
Contract Deemed Executed Notwithstanding Execution Errors

Except with respect to New Participants, this Contract is deemed to have been executed by the Company as of the March 1 statutory deadline, notwithstanding the fact that the Coverage Level election in Article XXI(1)(b) may be invalid, and notwithstanding the fact that the person purporting to execute the Contract on the part of the Company may have lacked the requisite authority. With respect to New Participants, this Contract is deemed to have been executed by the New Participant as of the date on which the New Participant began writing Covered Policies; coverage shall be determined as provided in paragraphs (c) and (d). Execution of this Contract by or on behalf of an entity that does not write Covered Policies is void. If the Company failed to timely submit an executed copy of this Contract, or if the executed Contract includes an invalid Coverage Level election under Article XXI, the Company’s Coverage Level shall be deemed as follows:

(a)
For a Company that is a member of a National Association of Insurance Commissioners (NAIC) group, the same Coverage Level selected by the other Companies of the same NAIC group shall be deemed. If executed Contracts for none of the members of an NAIC group have been received by the Administrator, the Coverage Level from the prior Contract Year shall be deemed.
(b)
For a Company that is not a member of an NAIC group under which other Companies are active participants in the FHCF, the Coverage Level from the prior Contract Year shall be deemed.
(c)
For a New Participant that is a member of an NAIC group, the same Coverage Level selected by the other Companies of the same NAIC group shall be deemed.
(d)
For a New Participant that is not a member of an NAIC group under which other Companies are active participants in the FHCF, the 45 percent, 75 percent, or 90 percent Coverage Levels may be selected if the Administrator receives an executed Contract within 30 calendar days after the effective date of the first Covered Policy, otherwise, the 45 percent Coverage Level shall be deemed to have been selected.

ARTICLE IV - LIABILITY OF THE FHCF

(1)
The SBA shall reimburse the Company with respect to each Covered Event commencing during the Contract Year in the amount of Ultimate Net Loss paid by the Company in excess of the Company’s Retention, as adjusted pursuant to the definition of Retention in Article V, multiplied by the applicable Coverage Level, plus 10 percent of the reimbursed Losses as a Loss Adjustment Expense Allowance, the total of which shall not exceed the Company’s Limit.
(2)
Section 215.555(4)(c)1., Florida Statutes, provides that the obligation of the FHCF with respect to all Contracts covering a particular Contract Year shall not exceed the Actual Claims-Paying Capacity of the FHCF up to a specified dollar limit.

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(3)
In order to assure that reimbursements do not exceed the statutory limit of the obligation of the FHCF provided in Section 215.555(4)(c)1., Florida Statutes, the SBA shall, upon the occurrence of a Covered Event, evaluate the potential Losses to the FHCF and the FHCF’s capacity at the time of the event. The initial Projected Payout Multiple used to reimburse the Company for its Losses shall not exceed the Projected Payout Multiple as calculated based on the capacity needed to provide the FHCF’s coverage. If it appears that the Estimated Claims-Paying Capacity may be exceeded, the SBA shall reduce the projected payout factors or multiples for determining each participating insurer’s projected payout uniformly among all insurers to reflect the Estimated Claims-Paying Capacity.
(4)
Reimbursement amounts shall not be reduced by reinsurance paid or payable to the Company from other sources. Once the Company’s Limit has been exhausted, the Company will not be entitled to further reimbursements.

ARTICLE V - DEFINITIONS

As used in this Contract, the following words and phrases are defined to mean:

(1)
Actual Claims-Paying Capacity of the FHCF

This term means the sum of the Balance of the Fund as of December 31 of a Contract Year, plus any reinsurance purchased by the FHCF, plus the amount the SBA is able to raise through the issuance of revenue bonds under Section 215.555(6), Florida Statutes.

(2)
Actuarially Indicated

This term means an amount determined according to principles of actuarial science to be adequate, but not excessive, in the aggregate, to pay current and future obligations and expenses of the fund, including additional amounts if needed to pay debt service on revenue bonds and to provide required debt service coverage in excess of the amounts required to pay actual debt service on revenue bonds, and determined according to principles of actuarial science to reflect each insurer’s relative exposure to hurricane losses.

(3)
Additional Living Expense (ALE)

ALE Losses covered by the FHCF are not to exceed 40 percent of the insured value of a Residential

Structure or its contents based on how the coverage is provided in the policy. Fair rental value, loss of rents, or business interruption losses are not covered by the FHCF.

(4)
Administrator

This term means the entity the SBA contracts with to perform administrative services associated with the operation of the FHCF.

(5)
Authorized Insurer

This term is defined in Section 624.09(1), Florida Statutes.

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(6)
Balance of the Fund as of December 31 or Fund Balance

This term means the amount of assets available to pay claims resulting from Covered Events which occurred during the Contract Year, not including any pre-event or post-event bonds, reinsurance, or proceeds from other financing mechanisms.

(7)
Borrowing Capacity

This term means the amount of funds available or which can be raised by the issuance of revenue bonds or through other financing mechanisms, less bond issuance expenses and reserves.

(8)
Citizens Property Insurance Corporation (Citizens)

This term means Citizens Property Insurance Corporation as created under Section 627.351(6), Florida

Statutes.

(9)
Commutation

This term means the estimation, payment, and complete discharge of all future obligations for Losses,

regardless of future loss development. The final Commutation shall constitute a complete and final release of all obligations of the SBA with respect to Losses. Commutation may be per Covered Event or by Contract Year as determined by the FHCF.

(10)
Covered Event

This term means any one storm declared to be a hurricane by the National Hurricane Center which causes insured losses in Florida. A Covered Event begins when a hurricane causes damage in Florida while it is a hurricane and continues throughout any subsequent downgrades in storm status by the National Hurricane Center regardless of whether the hurricane makes landfall. Any storm, including a tropical storm, which does not become a hurricane is not a Covered Event.

(11)
Coverage Level

This term means the level of reimbursement (90 percent, 75 percent, or 45 percent), as elected by the

Company under Article XXI or deemed under Article III(3), which is used in determining reimbursement under Article IV.

(12)
Covered Policy
(a)
Covered Policy, as defined in Section 215.555(2)(c), Florida Statutes, is further clarified to mean only that portion of a binder, policy or contract of insurance that insures real or personal property located in the State of Florida to the extent such policy insures a Residential Structure or the contents of a Residential Structure, located in the State of Florida.

(b)
Covered Policy also includes any collateral protection insurance policy covering personal residences which protects both the borrower’s and the lender’s financial interest, in an amount at least equal to
1.
the coverage amount for the dwelling in place under the lapsed homeowner’s policy,

2.
the coverage amount that the homeowner has been notified of by the collateral protection insurer, or

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3. the coverage amount that the homeowner requests from the collateral protection insurer,

if such collateral protection insurance policy can be accurately reported as required in Section 215.555(5), Florida Statutes.

(c)
A Company will be deemed to be able to accurately report data if the Company submits the required data as specified in the Data Call adopted under Rule 19-8.029, F.A.C.
(d)
Covered Policy does not include any policy or exposure excluded under Article VI.
(13)
Deductible Buy-Back Policy

This term means a specific policy that provides coverage to a policyholder for some portion of the policyholder’s deductible under a policy issued by another insurer.

(14)
Estimated Claims-Paying Capacity of the FHCF

This term means the sum of the projected Balance of the Fund as of December 31 of a Contract Year,

plus any reinsurance purchased by the FHCF, plus the most recent estimate of the Borrowing Capacity of the FHCF, determined pursuant to Section 215.555(4)(c), Florida Statutes.

(15)
Excess Policy

This term means, for the purposes of this Contract, a policy that provides insurance protection for large commercial property risks and that provides a layer of coverage above a primary layer (which is insured by a different insurer) that acts much the same as a very large deductible.

(16)
Insurer Group

For purposes of the Coverage Level election in Section 215.555(4)(b), Florida Statutes, Insurer Group

means the group designation assigned by the NAIC for regulatory purposes. A Company is a member of a group as designated by the NAIC until such Company is assigned another group designation or is no longer a member of a group.

(17)
Limit

This term means the maximum amount that a Company may recover under this Contract, calculated by multiplying the Company’s Reimbursement Premium by the Payout Multiple.

(18)
Loss

This term means an incurred loss under a Covered Policy from a Covered Event, including Additional

Living Expenses not to exceed 40 percent of the insured value of a Residential Structure or its contents and amounts paid as fees on behalf of or inuring to the benefit of a policyholder. The term Loss does not include allocated or unallocated loss adjustment expenses or any item for which this Contract does not provide reimbursement pursuant to the exclusions in Article VI.

(19)
Loss Adjustment Expense Allowance

(a) The Loss Adjustment Expense Allowance is equal to 10 percent of the reimbursed Losses under this Contract as provided in Article IV, pursuant to Section 215.555(4)(b)1., Florida Statutes.

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(b) The Loss Adjustment Expense Allowance is included in, and not in addition to, the Limit applicable to a Company.

(20)
New Participant

This term means a Company that begins writing Covered Policies on or after the beginning of the

Contract Year. A Company that removes Covered Policies from Citizens or an Unsound Insurer pursuant to an assumption agreement effective on or after June 1 and had written no other Covered Policies before June 1 is also considered a New Participant.

(21)
Payout Multiple

This term means the multiple as calculated in accordance with Section 215.555(4)(c), Florida Statutes,

which is derived by dividing the actual single season Claims-Paying Capacity of the FHCF by the total aggregate industry Reimbursement Premium for the FHCF for the Contract Year billed as of December 31 of the Contract Year. The final Payout Multiple is determined once Reimbursement Premiums have been billed as of December 31 and the amount of bond proceeds has been determined.

(22)
Premium Formula

This term means the formula developed pursuant to Section 215.555(5)(b), Florida Statutes, and approved by the SBA Trustees for the purpose of determining the Actuarially Indicated Reimbursement Premium to be paid to the FHCF.

(23)
Projected Payout Multiple

The Projected Payout Multiple is used to calculate a Company’s projected payout pursuant to Section

215.555(4)(d)2., Florida Statutes. The Projected Payout Multiple is derived by dividing the estimated single season Claims-Paying Capacity of the FHCF by the estimated total aggregate industry Reimbursement Premium for the FHCF for the Contract Year. The Company’s Reimbursement Premium as paid to the SBA for the Contract Year is multiplied by the Projected Payout Multiple to estimate the Company’s coverage from the FHCF for the Contract Year.

(24)
Reimbursement Premium or Premium

These terms mean the amount to be paid by the Company, as determined by multiplying each $1,000 of insured value reported by the Company in accordance with Section 215.555(5)(b), Florida Statutes, by the rate as derived from the Premium Formula, as described in Rule 19-8.028, F.A.C.

(25)
Residential Structure

In general, this term means a unit or building used exclusively or predominantly for dwelling or habitational occupancies, including the primary structure and appurtenant structures insured under the same Covered Policy and any other structures covered under endorsements associated with the Covered Policy covering the Residential Structure.

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(a)
With respect to a unit or home insured under a personal lines residential policy form, such unit or home is deemed to have a habitational occupancy and to be a Residential Structure regardless of the term of its occupancy.
(b)
With respect to a condominium structure or complex insured under a commercial lines policy, such structure is deemed to have a habitational occupancy and to be a Residential Structure, regardless of the term of occupancy of individual units.
(c)
A single structure which includes a mix of commercial habitational and commercial non-habitational occupancies, and is insured under a commercial lines policy, is considered a Residential Structure if 50 percent or more of the total insured value of the structure is used for habitational occupancies.
(d)
Residential Structures do not include any structures excluded under Article VI. (26) Retention

This term means the amount of Losses from a Covered Event which must be incurred by the Company before it is eligible for reimbursement from the FHCF.

(a) When the Company incurs Losses from one or two Covered Events during the Contract Year, the Company’s full Retention shall be applied to each of the Covered Events.

(b) When the Company incurs Losses from more than two Covered Events during the Contract Year, the Company’s full Retention shall be applied to each of the two Covered Events causing the largest Losses for the Company. For each other Covered Event resulting in Losses, the Company’s Retention shall be reduced to one-third of its full Retention.

1.
All reimbursement of Losses for each Covered Event shall be based on the Company’s full Retention until December 31 of the Contract Year. Adjustments to reflect a reduction to one-third of the full Retention shall be made on or after January 1 of the Contract Year provided the Company reports its Losses as specified in this Contract.
2.
Adjustments to the Company’s Retention shall be based upon its paid and outstanding Losses as reported on the Company’s Proof of Loss Reports but shall not include incurred but not reported Losses. The Company’s Proof of Loss Reports shall be used to determine which Covered Events constitute the Company’s two largest Covered Events. After this initial determination, any subsequent adjustments shall be made, at a minimum, quarterly by the SBA after all required Proof of Loss Reports are received.

(c) The Company’s full Retention is established in accordance with the provisions of Section 215.555(2)(e), Florida Statutes, and shall be determined by multiplying the Retention Multiple by the Company’s Reimbursement Premium for the Contract Year.

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(27) Retention Multiple

(a)
The Retention Multiple is applied to the Company’s Reimbursement Premium to determine the Company’s Retention. The Retention Multiple for the 2026/2027 Contract Year shall be equal to $4.5 billion, adjusted based upon the reported exposure for the 2024/2025 Contract Year to reflect the percentage growth in exposure to the FHCF since 2004, divided by the estimated total industry Reimbursement Premium at the 90 percent Coverage Level for the Contract Year as determined by the SBA.
(b)
The Retention Multiple shall be adjusted to reflect the Coverage Level elected by the Company under this Contract as follows:
1.
If the Company elects the 90 percent Coverage Level, the adjusted Retention Multiple is 100 percent of the amount determined under paragraph (a);
2.
If the Company elects the 75 percent Coverage Level, the adjusted Retention Multiple is 120 percent of the amount determined under paragraph (a); or
3.
If the Company elects the 45 percent Coverage Level, the adjusted Retention Multiple is 200 percent of the amount determined under paragraph (a).

(28) Subscription Policy

This term means a Covered Policy where a single policy form is used by multiple Companies to provide vertical layers of primary hurricane coverage on a percentage basis for risks written under the policy. Each subscribing Company must be an Authorized Insurer, and the sum of all subscribers’ participation percentages on a single policy must total 100 percent.

(29) Ultimate Net Loss

(a)
This term means all Losses under Covered Policies in force at the time of a Covered Event prior to the application of the Company’s Retention and Coverage Level and excluding loss adjustment expense and any exclusions under Article VI.
(b)
In calculating the Company’s Ultimate Net Loss, the amounts described in paragraph (a) shall be reduced by the deductibles applicable under the policy to the hurricane loss, without recognition of any credit earned or reduction to the deductible under the policy applied by the Company. The deductibles must first be applied to the portion of the Loss covered by the FHCF.
(c)
Salvages and all other recoveries, excluding reinsurance recoveries, shall be first deducted from such Loss to arrive at the amount of liability attaching hereunder.
(d)
All salvages, recoveries or payments recovered or received subsequent to a Loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

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(e) The SBA shall be subrogated to the rights of the Company to the extent of its reimbursement of the Company. The Company agrees to assist and cooperate with the SBA in all respects as regards such subrogation. The Company further agrees to undertake such actions as may be necessary to enforce its rights of salvage and subrogation, and its rights, if any, against other insurers as respects any claim, loss, or payment arising out of a Covered Event.

(30) Unsound Insurer

This term means an insurer determined by the Office of Insurance Regulation to be in unsound condition as defined in Section 624.80(2), Florida Statutes, or an insurer placed in receivership under Chapter 631, Florida Statutes.

ARTICLE VI - EXCLUSIONS

This Contract does not provide reimbursement for:

(1) Any losses not defined as being within the scope of a Covered Policy, including any loss other than a loss under the first-party property section of a policy pertaining strictly to the structure, its contents, appurtenant structures, or ALE coverage.

(2) Any policy which excludes wind or hurricane coverage.

(3) Any Excess Policy or Deductible Buy-Back Policy that requires individual ratemaking, as determined by the FHCF.

(4) (a) Any policy for Residential Structures that provides a layer of coverage underneath an Excess Policy issued by a different insurer;

(b)
Any policy providing a layer of windstorm or hurricane coverage for a structure(s) above or below a layer of windstorm or hurricane coverage under a separate policy issued by a different insurer, or any other circumstance in which two or more insurers provide primary windstorm or hurricane coverage for a structure(s) using separate policy forms;
(c)
Any other policy providing a layer of windstorm or hurricane coverage for a structure(s) below a layer of self-insured windstorm or hurricane coverage for the same structure(s); or
(d)
The exclusions in this subsection do not apply to primary quota share policies written by Citizens under Section 627.351(6)(c)2., Florida Statutes.

(5) Any liability of the Company attributable to losses for fair rental value, loss of rent or rental income, or business interruption.

(6) Any collateral protection policy that does not meet the definition of Covered Policy as defined in Article V(12)(b).

(7) Any reinsurance assumed by the Company.

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(8)
Hotels, motels, timeshares, shelters, camps, retreats, or other similar structures. This exclusion does not apply to any policy identified as covering a residential condominium association or to any policy on which the insured is a residential condominium association, unless it is classified and rated as a hotel, motel, timeshare, shelter, camp, retreat or other similar structure.
(9)
Retail, office, mercantile, or manufacturing facilities, or other similar structures.
(10)
Any exposure for condominium or homeowner associations if no Residential Structures are insured under the policy.
(11)
Commercial healthcare facilities and nursing homes; however, a nursing home which is an integral part of a retirement community consisting primarily of habitational structures that are not nursing homes will not be subject to this exclusion.
(12)
Any exposure under commercial policies covering only appurtenant structures or structures that do not function as a habitational structure (e.g., a policy covering only the pool of an apartment complex).
(13)
Policies covering only Additional Living Expense.
(14)
Any exposure for barns or barns with apartments or living quarters.
(15)
Any exposure for builders risk coverage or new Residential Structures under construction.
(16)
Any exposure for vehicles, recreational vehicles, golf carts, or boats (including boat related equipment) requiring licensing.
(17)
Any liability of the Company for extra contractual obligations or liabilities in excess of original policy limits. This exclusion includes, but is not limited to, amounts paid as bad faith awards, punitive damages awards, or other court-imposed fines, sanctions, interest, or penalties; or other amounts in excess of the coverage limits under the Covered Policy.
(18)
Any losses paid in excess of a policy’s hurricane limit in force at the time of the Covered Event, including individual coverage limits (i.e., building, appurtenant structures, contents, and Additional Living Expense), or other amounts paid as the result of a voluntary expansion of coverage by the insurer, including, but not limited to, a discount on or waiver of an applicable deductible. This exclusion includes overpayments of a specific individual coverage limit even if total payments under the policy are within the aggregate policy limit.
(19)
Any losses paid under a policy for Additional Living Expense, written as a time element coverage, in excess of the Additional Living Expense exposure reported for that policy under the Data Call (unless policy limits have changed effective after June 30 of the Contract Year).

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(20)
Any losses which the Company’s claims files do not adequately support. Claim file support shall be deemed adequate if in compliance with the Records Retention Requirements outlined on the Form FHCF-L1B (Proof of Loss Report) applicable to the Contract Year.
(21)
Any exposure for, or amounts paid to reimburse a policyholder for, condominium association loss assessments or under similar coverages for contractual liabilities.
(22)
Losses in excess of the aggregate limits of liability specified in Article IV and in Section 215.555(4)(c), Florida Statutes.
(23)
Any liability assumed by the Company from Pools, Associations, and Syndicates. Exception: Covered Policies assumed from Citizens under the terms and conditions of an executed assumption agreement between the Company and Citizens are covered by this Contract.
(24)
All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.
(25)
Property losses that are proximately caused by any peril other than a Covered Event, including, but not limited to, fire, theft, flood or rising water, or windstorm that does not constitute a Covered Event, or any liability of the Company for loss or damage caused by or resulting from nuclear reaction, nuclear radiation, or radioactive contamination from any cause, whether direct or indirect, proximate or remote, and regardless of any other cause or event contributing concurrently or in any other sequence to the loss.
(26)
Losses from water damage including flood, surface water, waves, tidal water, overflow of a body of water, storm surge, or spray from any of these, whether or not driven by wind.
(27)
A policy providing personal property coverage separate from coverage of personal property included in a homeowner’s, mobile homeowner’s, condominium unit owner’s, or tenant’s policy or other policy covering a Residential Structure, or in an endorsement to such a policy. Also excluded is a personal property endorsement to a policy that excludes windstorm or hurricane coverage or to any other type of policy that does not meet the definition of Covered Policy.

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(28) Endorsements predominantly covering Specialized Fine Arts Risks or collectible types of property meeting the following requirements:

(a) An endorsement predominantly covering Specialized Fine Arts Risks and not covering any Residential Structure if it meets the description in subparagraph 1 and if the conditions in subparagraph 2 are met.

1. For purposes of this exemption, a Specialized Fine Arts Risk endorsement is an endorsement that:

a.
Insures works of art, of rarity, or of historic value, such as paintings, works on paper, etchings, art glass windows, pictures, statuary, sculptures, tapestries, antique furniture, antique silver, antique rugs, rare books or manuscripts, jewelry, or other similar items;
b.
Charges a minimum premium of $500; and
c.
Insures scheduled items valued, in the aggregate, at no less than $100,000.

2. The insurer offers specialized loss prevention services or other collector services designed to prevent or minimize loss, or to value or inventory the Specialized Fine Arts for insurance purposes, such as:

a.
Collection risk assessments;
b.
Fire and security loss prevention;
c.
Warehouse inspections to protect items stored off-site;
d.
Assistance with collection inventory management; or
e.
Collection valuation reviews.

(b) An endorsement generally used by the Company to cover personal property which could include property of a collectible nature, including fine arts, as further described in this paragraph, either on a scheduled basis or written under a blanket limit, and not covering anything other than personal property. All such endorsements are subject to the exclusion provided in this paragraph when the endorsement limit equals or exceeds $500,000. Generally, such collectible property has unusually high values due to its investible, artistic, or unique intrinsic nature. The class of property covered under such an endorsement represents an unusually high exposure value and such endorsement is intended to provide coverage for a class or classes of property that is not typical for the contents coverage under residential property insurance policies. In many cases property may be located at various locations either in or outside the state of Florida or the location of the property may change from time to time. The investment nature of such property distinguishes this type of exposure from the typical contents associated with a Covered Policy.

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(29) Any losses under liability coverages.

ARTICLE VII - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and Losses. All payments of claims or Losses by the Company within the terms and limits of the appropriate coverage parts of Covered Policies shall be binding on the SBA, subject to the terms of this Contract, including the provisions in Article XIV relating to inspection of records and examinations.

ARTICLE VIII - REIMBURSEMENT ADJUSTMENTS

Section 215.555(4)(d) and (e), Florida Statutes, provides the SBA with the right to seek the return of excess reimbursements which have been paid to the Company along with interest thereon. Excess reimbursements are those payments made to the Company by the SBA that are in excess of the Company’s coverage under the Contract Year. Excess reimbursements may result from adjustments to the Projected Payout Multiple or the Payout Multiple, Retention adjustments as provided for under Article V(26)(b), incorrect exposure (Data Call) submissions or resubmissions, incorrect calculation of Reimbursement Premium or Retention, incorrect Proof of Loss Reports, or subsequent readjustment of policyholder claims, including subrogation and salvage, or any combination of the foregoing. The Company will be sent an invoice showing the due date for adjustments along with the interest due thereon through the due date. The applicable interest rate for interest charges will be the average rate earned by the SBA for the FHCF for the six months preceding the start of the Contract Year. For balances paid after the invoice due date, interest will accrue at this rate plus 5 percent.

ARTICLE IX - REIMBURSEMENT PREMIUM

(1)
The Company shall, in a timely manner, pay the SBA its Reimbursement Premium for the Contract Year. The Reimbursement Premium for the Contract Year shall be calculated in accordance with Section 215.555, Florida Statutes, with any rules promulgated thereunder, and with Article X(2).
(2)
The Company’s Reimbursement Premium is based on its June 30 exposure in accordance with Article X, except as provided for New Participants under Article X, and is not adjusted to reflect an increase or decrease in exposure for Covered Policies effective after June 30 nor is the Reimbursement Premium adjusted when the Company cancels policies or is liquidated or otherwise changes its business status (merger, acquisition, or termination) or stops writing new business (continues in business with its policies in a runoff mode). Similarly, new business written after June 30 will not increase or decrease the Company’s Reimbursement Premium or impact its FHCF coverage. Reimbursement Premiums are required of all Companies based on their writing Covered Policies in Florida as of June 30, and each Company’s FHCF coverage as based on the definition in Section 215.555(2)(m), Florida Statutes, shall

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exist for the entirety of the Contract Year regardless of exposure changes, except as provided for New Participants under Article X.

(3) Since the calculation of the Actuarially Indicated Premium assumes that the Companies will pay their Reimbursement Premiums timely, interest charges will accrue under the following circumstances. A Company may choose to estimate its own Reimbursement Premium installments. However, if the Company’s estimation is less than the provisional Reimbursement Premium billed, an interest charge will accrue on the difference between the estimated Reimbursement Premium and the final Reimbursement Premium. If a Company estimates its first installment, the Administrator shall bill that estimated Reimbursement Premium as the second installment as well, which will be considered as an estimate by the Company. No interest will accrue regarding any provisional Reimbursement Premium if paid as billed by the Administrator, except in the case of an estimated second installment as set forth in this Article. Also, if a Company makes an estimation that is higher than the provisional Reimbursement Premium billed but is less than the final Reimbursement Premium, interest will not accrue. If the Reimbursement Premium payment is not received from a Company when it is due, an interest charge will accrue on a daily basis until the payment is received. Interest will also accrue on Reimbursement Premiums resulting from submissions or resubmissions finalized after December 1 of the Contract Year. An interest credit will be applied for any Reimbursement Premium which is overpaid as either an estimate or as a provisional Reimbursement Premium. Interest shall not be credited past December 1 of the Contract Year. The applicable interest rate for interest credits and charges will be the average rate earned by the SBA for the FHCF for the six months preceding the start of the Contract Year. For balances paid after the invoice due date, interest will accrue at this rate plus 5 percent.

ARTICLE X - REPORTS AND REMITTANCES
(1) Exposures

(a)
If the Company writes Covered Policies before June 1 of the Contract Year, the Company shall report to the SBA, unless otherwise provided in Rule 19-8.029, F.A.C., no later than the statutorily required date of September 1 of the Contract Year, by ZIP Code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of June 30 of the Contract Year as outlined in the annual reporting of insured values form, FHCF-D1A (Data Call) adopted for the Contract Year under Rule 19-8.029, F.A.C., and other data or information in the format specified by the SBA.
(b)
If the Company first begins writing Covered Policies on or after June 1 but prior to December 1 of the Contract Year, the Company shall report to the SBA, no later than February 1 of the Contract Year, by ZIP Code or other limited geographical area as specified by the SBA, its insured values

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under Covered Policies as of November 30 of the Contract Year as outlined in the Supplemental Instructions for New Participants section of the Data Call adopted for the Contract Year under Rule 19-8.029, F.A.C., and other data or information in the format specified by the SBA.

(c)
If the Company first begins writing Covered Policies on December 1 through and including May 31 of the Contract Year, the Company shall not report its exposure data for the Contract Year to the SBA.
(d)
The requirement that the Data Call is due on a certain date means that the report shall be received by the SBA no later than 4 p.m. Eastern Time on the due date.

(2) Reimbursement Premium

(a) If the Company writes Covered Policies before June 1 of the Contract Year, the Company shall pay the FHCF its Reimbursement Premium in installments due on or before August 1, October 1, and December 1 of the Contract Year in amounts determined by the SBA. However, if the Company’s Reimbursement Premium for the prior Contract Year was less than $5,000, the Company’s full provisional Reimbursement Premium, in an amount equal to the Reimbursement Premium paid in the prior year, shall be due in full on or before August 1 of the Contract Year. The Company will be invoiced for amounts due, if any, beyond the provisional Reimbursement Premium payment, on or before December 1 of the Contract Year.

(b) If oversight of the Company has been transferred through any legal action to a court appointed receiver (referred to as “receivership”):

1.
The full annual provisional Reimbursement Premium as billed and any outstanding balances will be due and payable no later than on August 1 or the date of receivership of the Contract Year.
2.
Failure by such Company to pay the full annual provisional Reimbursement Premium as specified in subparagraph 1. by the applicable due date may result in the 45 percent Coverage Level being deemed by the SBA for the complete Contract Year regardless of the level selected for the Company through the execution of this Contract and regardless of whether a Covered Event occurred or triggered coverage. As such, the annual provisional Reimbursement Premium owed by the Company will be adjusted to reflect the 45 percent Coverage Level for the Contract Year.

(c) A New Participant that first begins writing Covered Policies on or after June 1 but prior to December 1 of the Contract Year shall pay the FHCF a provisional Reimbursement Premium of $1,000 no later than 30 days from the date the New Participant began writing Covered Policies. The Administrator shall calculate the Company's actual Reimbursement Premium for the period based on its actual exposure as of November 30 of the Contract Year, as reported on or before

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February 1 of the Contract Year. To recognize that New Participants have limited exposure during this period, the actual Reimbursement Premium as determined by processing the Company's exposure data shall then be divided in half, the provisional Reimbursement Premium shall be credited, and the resulting amount shall be the total Reimbursement Premium due for the Company for the remainder of the Contract Year. However, if that amount is less than $1,000, then the Company shall pay $1,000. The Reimbursement Premium payment is due no later than April 1 of the Contract Year. The Company’s Retention and coverage will be determined based on the total Reimbursement Premium due as calculated above.

(d)
A New Participant that first begins writing Covered Policies on or after December 1 through and including May 31 of the Contract Year shall pay the FHCF a Reimbursement Premium of $1,000 no later than 30 days from the date the New Participant began writing Covered Policies.
(e)
The requirement that the Reimbursement Premium is due on a certain date means that the Reimbursement Premium shall be remitted by wire transfer or ACH and shall have been credited to the FHCF’s account, as set out on the invoice sent to the Company, on the due date applicable to the particular installment.
(f)
Except as required by Section 215.555(7)(c), Florida Statutes, or as described in the following sentence, Reimbursement Premiums, together with earnings thereon, received in a given Contract Year will be used only to pay for Losses attributable to Covered Events occurring in that Contract Year or for Losses attributable to Covered Events in subsequent Contract Years and will not be used to pay for past Losses or for debt service on post-event revenue bonds issued pursuant to Section 215.555(6)(a)1., Florida Statutes. Reimbursement Premiums and earnings thereon may be used for payments relating to such revenue bonds in the event emergency assessments are insufficient. If Reimbursement Premiums or earnings thereon are used for debt service on post-event revenue bonds, then the amount of the Reimbursement Premiums or earnings thereon so used shall be returned, without interest, to the Fund when emergency assessments or other legally available funds remain available after making payment relating to the post-event revenue bonds and any other purposes for which emergency assessments were levied.

(3) Losses

(a) In General

Losses resulting from a Covered Event commencing during the Contract Year shall be reported by the Company and reimbursed by the SBA as provided herein and in accordance with Section 215.555, Florida Statutes, this Contract, and any rules adopted pursuant thereto. For a Company participating in a quota share primary insurance agreement(s) with Citizens , Citizens and the Company shall report only their respective portion of Losses under the quota share primary

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insurance agreement(s). The SBA is obligated to pay for Losses not to exceed the Actual Claims-Paying Capacity of the FHCF, up to the Limit in accordance with Section 215.555(4)(c)1., Florida Statutes, for any one Contract Year.

(b) Loss Reports

1. At the direction of the SBA, the Company shall report its projected Ultimate Net Loss from each Covered Event to allow the SBA to determine any potential liability for possible reimbursable Losses under the Contract on the Interim Loss Report, Form FHCF-L1A, adopted for the Contract Year under Rule 19-8.029, F.A.C. Interim Loss Reports (including subsequent Interim Loss Reports if required by the SBA) will be due at least 14 days from the date of the notice from the SBA that such a report is required.

2. Reimbursements will be issued based on paid Ultimate Net Loss information reported by the Company on the Proof of Loss Report, Form FHCF-L1B, adopted for the Contract Year under Rule 19-8.029, F.A.C.

a.
To qualify for reimbursement, the Proof of Loss Report must have the electronic signatures of two executive officers authorized by the Company to sign or submit the report.
b.
The Company must also submit a Detailed Claims Listing, Form FHCF-DCL, adopted for the Contract Year under Rule 19-8.029, F.A.C., at the same time it submits its first Proof of Loss Report for a specific Covered Event that qualifies the Company for reimbursement under that Covered Event.
c.
While the Company may submit a Proof of Loss Report requesting reimbursement at any time following a Covered Event, the Company shall submit a mandatory Proof of Loss Report for each Covered Event no later than December 31 of the Contract Year during which the Covered Event occurs using the most current data available, regardless of the amount of Ultimate Net Loss or the amount of reimbursements or advances already received, and shall include a Detailed Claims Listing.
d.
Updated Proof of Loss Reports for each Covered Event are due quarterly thereafter until the Commutation process described in Article XI is completed. The Company shall submit its quarterly Proof of Loss Reports with an “as of” date not more than 60 days prior to the applicable quarter-end date and shall include a Detailed Claims Listing.

3. The SBA, except as noted below, will determine and pay, within 30 days or as soon as practicable after receiving Proof of Loss Reports, the reimbursement amount due based on Losses paid by the Company to date and adjustments to this amount based on subsequent quarterly information.

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The adjustments to reimbursement amounts shall require the SBA to pay, or the Company to return, amounts reflecting the most recent determination of Losses.

a.
The SBA shall have the right to consult with relevant regulatory agencies to seek all relevant information, and shall consider any other factors deemed relevant, prior to the issuance of reimbursements.
b.
The SBA shall require commercial self-insurance funds established under Section 624.462, Florida Statutes, to submit contractor receipts to support paid Losses reported on a Proof of Loss Report, and the SBA may hire an independent consultant to confirm Losses, prior to the issuance of reimbursements.
c.
The SBA shall have the right to conduct a claims examination prior to the issuance of any advances or reimbursements requested by Companies that have been placed in receivership.

4. All Proof of Loss Reports qualifying for reimbursement will be compared with the FHCF’s exposure data to establish the facial reasonableness of the reports. The SBA may also review the results of current and prior Contract Year exposure and claims examinations to determine the reasonableness of the reported Losses. Except as noted in subparagraph 5., Companies meeting these tests for reasonableness will be scheduled for reimbursement. Companies not meeting these tests for reasonableness will be handled on a case-by-case basis and will be contacted to provide specific information regarding their individual book of business. The discovery of errors in a Company’s reported exposure under the Data Call may require a resubmission of the current Contract Year Data Call before the Company’s request for reimbursement or advance will be fully processed by the Administrator since the Data Call impacts the Company’s Reimbursement Premium, Retention, and coverage for the Contract Year.

(c) Loss Reimbursement Calculations

In general, the Company’s paid Ultimate Net Losses must exceed its full Retention for a specific Covered Event before any reimbursement is payable from the FHCF for that Covered Event. As described in Article V(26)(b), Retention adjustments will be made on or after January 1 of the Contract Year. No interest is payable on additional payments to the Company due to this type of Retention adjustment. Each Company, including entities created pursuant to Section 627.351(6), Florida Statutes, incurring reimbursable Losses will receive the amount of reimbursement due under the individual Company’s Contract up to the amount of the Company’s payout. If more than one Covered Event occurs in any one Contract Year, any reimbursements due from the FHCF shall take into account the Company’s Retention for each Covered Event. However, the Company’s

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reimbursements from the FHCF for all Covered Events occurring during the Contract Year shall not exceed, in aggregate, the Projected Payout Multiple or Payout Multiple, as applicable, times the individual Company’s Reimbursement Premium for the Contract Year.

(d) Reserve Established

The SBA will establish a reserve for the outstanding reimbursable Losses for all Contract Years, based on the length of time the Losses have been outstanding, the amount of Losses already paid, the percentage of incurred Losses still unpaid, and any other factors specific to the loss development of the Covered Events involved.

(4) Advances

(a)
The SBA may make advances for loss reimbursements as defined herein, at market interest rates, to the Company in accordance with Section 215.555(4)(e), Florida Statutes. An advance is an early reimbursement which allows the Company to continue to pay claims in a timely manner. Advances will be made based on the Company’s paid and reported outstanding Losses for Covered Policies (excluding all incurred but not reported Losses) as reported on a Proof of Loss Report and shall include a Loss Adjustment Expense Allowance as calculated by the SBA. Any request for an advance must be accompanied by a Proof of Loss Report and a Detailed Claims Listing, and the Company must submit its exposure data for the Contract Year as required under subsection (1) of this Article. Except as noted below, advances, if approved, will be made as soon as practicable after the SBA receives a written request, signed by two officers of the Company, for the specific type of advance requested under paragraph (d). All reimbursements due to the Company shall be offset against any amount of outstanding advances plus interest due thereon.
(b)
For advances, the market interest rate shall be the prime rate as published in the Wall Street Journal on the first business day of the Contract Year. This rate will be adjusted annually on the first business day of each subsequent Contract Year, regardless of whether the Company executes subsequent Contracts. All interest charged will commence on the date the SBA issues a disbursement for an advance and will cease on the date upon which the SBA has received the Company’s Proof of Loss Report for the Covered Event for which the Company qualifies for reimbursement. If such reimbursement is less than the amount of outstanding advances issued to the Company, interest will continue to accrue on the outstanding balance of the advances until subsequent Proof of Loss Reports qualify the Company for reimbursement under any Covered Event equal to or exceeding the amount of any outstanding advances. Interest shall be billed on a periodic basis. If it is determined that the Company received funds in excess of those to which it was entitled, the interest as to those sums will not cease on the date of the receipt of the Proof of Loss Report but will continue until the Company reimburses the SBA for the overpayment.

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(c)
If the Company has an outstanding advance balance as of December 31 of this or any other Contract Year, the SBA may require the Company have an actuary certify outstanding and incurred but not reported Losses as reported on the applicable December Proof of Loss Report.
(d)
The three types of advances enumerated in Section 215.555(4)(e), Florida Statutes, follow.

1. Advances to Companies to prevent insolvency.

a. In order for the Company to demonstrate it is likely to qualify for reimbursement and that the immediate receipt of moneys from the SBA is likely to prevent the Company from becoming insolvent, the Company shall provide the following information:

i.
Current assets;
ii.
Current liabilities other than liabilities due to the Covered Event;
iii.
Current surplus as to policyholders;
iv.
Estimate of other expected liabilities not due to the Covered Event; and
v.
Amount of reinsurance available to pay claims for the Covered Event under other reinsurance treaties.

b. The SBA’s final decision shall be based on the totality of the circumstances, including the

SBA’s obligations to provide reimbursement for all Covered Events occurring during the Contract Year.

c. If demonstrated in accordance with subparagraph a., the SBA shall advance the Company the amount necessary to maintain the solvency of the Company, up to 50 percent of the SBA’s estimate of the reimbursement due to the Company.

2. Advances to entities created pursuant to Section 627.351(6), Florida Statutes.

a.
The SBA may advance the entity up to 90 percent of the lesser of: the SBA’s estimate of the reimbursement due to that entity or the entity’s share of the actual aggregate Reimbursement Premium paid for that Contract Year, multiplied by the current available liquid assets of the FHCF.
b.
The SBA’s final decision shall be based on the totality of the circumstances, including the SBA’s obligations to provide reimbursement for all Covered Events occurring during the Contract Year.
c.
The entity must demonstrate the advance is essential to allow the entity to pay claims for a Covered Event.

3. Advances to limited apportionment companies under Section 627.351(2)(b)3, Florida Statutes.

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a.
The SBA may advance the amount of estimated reimbursement payable to limited apportionment companies.
b.
The SBA’s final decision shall be based on the totality of the circumstances, including the SBA’s obligations to provide reimbursement for all Covered Events occurring during the Contract Year.

(e) In determining whether to grant an advance and the amount of an advance, the SBA shall:

1.
Determine whether its assets available for the payment of obligations are sufficient and sufficiently liquid to fulfill its obligations to other Companies prior to granting an advance;
2.
Review and consider all the information submitted by such Companies;
3.
Review such Companies’ compliance with all requirements of Section 215.555, Florida Statutes;
4.
Consult with relevant regulatory agencies to seek all relevant information;
5.
Review the damage caused by the Covered Event and when that Covered Event occurred;
6.
Consider whether the Company has substantially exhausted amounts previously advanced;
7.
Consider any other factors deemed relevant; and
8.
Require commercial self-insurance funds established under Section 624.462, Florida Statutes, to submit a copy of written estimates of expenses in support of the amount of advance requested.

(f) Any amount advanced by the SBA shall be used by the Company only to pay claims of its policyholders for the Covered Event.

(5) Inadequate Data Submissions

If exposure data or other information required to be reported by the Company under the terms of this Contract are not received by the SBA in the format specified by the SBA or is inadequate to the extent that the SBA requires resubmission of data, the Company will be required to pay the FHCF a resubmission fee of $1,000 for resubmissions that are not a result of an examination by the SBA. If a resubmission is necessary as a result of an examination report issued by the SBA, the first resubmission fee will be $2,000. If the Company’s examination-required resubmission is inadequate and the SBA requires an additional resubmission(s), the resubmission fee for each subsequent resubmission shall be $2,000. A resubmission of exposure data may delay the processing of the Company’s request for reimbursement or an advance.

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(6) Confidential Information/Trade Secret Information

Pursuant to the provisions of Section 215.557, Florida Statutes, the reports of insured values under Covered Policies by ZIP Code submitted to the SBA pursuant to Section 215.555, Florida Statutes, are confidential and exempt from the provisions of Section 119.07(1), Florida Statutes, and Section 24(a), Art. I of the State Constitution. If the Company submits other information to the SBA intending to seek trade secret protection, as defined in Section 688.002, Florida Statutes, the Company shall comply with all provisions of Florida law to protect such disclosure.

ARTICLE XI - COMMUTATION

(1) Timeframe for Commutation Process

(a)
The Company and SBA may mutually agree to initiate and complete a Commutation agreement for zero dollars at any time. Such zero-dollar Commutation, once completed, eliminates the mandatory Proof of Loss Report filing requirements for the applicable Covered Event(s) for all reporting periods after the completion of the Commutation.
(b)
The Company and SBA may mutually agree to initiate the Commutation process after 36 months and prior to 60 months after the end of the Contract Year subject to the provisions in this Article.
(c)
Provided the Company and SBA do not mutually initiate the Commutation process in subparagraph (a) or (b), the Commutation process will begin upon the later to occur: 60 months after the end of the Contract Year or upon completion of the claims examination for the Company and the resolution of all outstanding examination issues.

(2) Final Proof of Loss Report(s)

(a)
No less than 36 months or more than 60 months after the end of the Contract Year, the Company shall file a final Proof of Loss Report for each Covered Event during the Contract Year, except for a Company that has entered into a Commutation agreement as described in sub-subparagraph (1)(a). All outstanding Losses and incurred but not reported Losses must be submitted on an undiscounted basis.
(b)
The final Proof of Loss Report must include the following supporting documentation:
1.
All paid Losses, outstanding Losses, and incurred but not reported Losses, which are not settled and which may be reimbursable Losses under this Contract.
2.
Requested supporting documentation (at a minimum, an adjuster’s summary report or equivalent details) and a copy of a written opinion on the present value of the outstanding Losses and incurred but not reported Losses by the Company’s certifying actuary.

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(c) Increases in reported paid, outstanding, or incurred but not reported Losses on original or corrected Proof of Loss Report filings received later than 60 months after the end of the Contract Year shall not be eligible for reimbursement or Commutation.

(3) The Loss Valuation Process

Subject to the timeframes outlined in sub-paragraph (1), if the Company has submitted a Proof of Loss Report indicating that it exceeds or expects to exceed its Retention, the Company and the SBA, or their respective representatives, shall attempt to agree upon the present value of all outstanding Losses, both reported and incurred but not reported, resulting from Covered Events during the Contract Year.

(a)
The Loss valuation process may only begin after all other issues arising under this Contract have been resolved, including completion of the claims examination, and shall be suspended pending resolution of any such issues that arise during the Loss valuation process.
(b)
Payment by the SBA of its portion of any amount or amounts so mutually agreed and certified by the Company’s certifying actuary shall constitute a complete and final release of the SBA with respect to all Losses, both reported and unreported, under this Contract.
(c)
If agreement on present value cannot be reached within 90 days of the SBA’s receipt of the final Proof of Loss Report, including supporting documentation in sub-subparagraph (2)(b), or completion of the claims examination, whichever is later, the Company and the SBA may mutually appoint an actuary to determine such Losses. If both parties then agree, the SBA shall pay its portion of the amount so determined to be the present value of such Losses.
(d)
If the parties fail to agree on the valuation of any Losses, any difference in valuation of the Loss shall be settled by a panel of three actuaries, as provided in this subparagraph. Either the SBA or the Company may initiate the process under this subparagraph by providing written notice to the other party stating that the parties are at an impasse with respect to valuation of Losses and specifying the dollar amounts in dispute.
1.
One actuary shall be chosen by each party, and the third actuary shall be chosen by those two actuaries. If either party does not appoint an actuary within 30 days after the initiation of the process, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of an independent third actuary within 30 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots.
2.
All of the actuaries shall be regularly engaged in the valuation of property claims and losses and shall be members of the Casualty Actuarial Society and of the American Academy of Actuaries.

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3.
None of the actuaries shall be under the control of either party to this Contract.
4.
Each party shall submit a written statement related to its valuation of Losses to the panel of actuaries and the opposing party no later than 30 days after the appointment of the third actuary. Within 15 days after receiving the other party’s submission, a party may submit its written response to the panel of actuaries and the other party. After the appointment of the third actuary, a party may not communicate with the panel or any member of the panel except in writing simultaneously furnished to all members of the panel and the opposing party. Any member of the panel may present questions to be answered by both parties, which shall be answered in writing and simultaneously furnished to the members of the panel and the opposing party or, at the discretion of the panel, may be provided in a meeting or teleconference attended by both parties and all members of the panel.

5.
The written decision of a majority of the panel as to the disagreement over the valuation of Losses identified in the written notice of impasse, when filed with the parties hereto, shall be final and binding on both parties.
(e)
The reasonable and customary expense of the actuaries and of the Commutation (as a result of sub-subparagraph (3)(c) and subparagraph (d)) shall be equally divided between the two parties. Said Commutation shall take place in Tallahassee, Florida, unless some other place is mutually agreed upon by the Company and the SBA.
(f)
Upon full execution of the Commutation agreement and the issuance of the final reimbursement payment, if any, each party, on behalf of its predecessors, successors, assigns, and its past, present and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys and its legal representatives, unconditionally and completely releases and forever discharges the other party, its predecessors, successors, assigns, and its past, present and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and its legal representatives from any and all past, present, and future rights, liabilities, and obligations including, but not limited to, payments, claims, debts, demands, causes of action, costs, disbursements, fees, attorneys’ fees, expenses, damages, injuries, or losses of every kind, whether known or unknown, reported or unreported, or fixed or contingent, relating to or arising out of this Contract.

ARTICLE XII - TAXES

The Company agrees not to make a deduction for the Reimbursement Premium when making premium tax returns to the appropriate authorities. Should any taxes be levied on the Company for the Reimbursement Premium, the Company agrees not to make a claim to the SBA for reimbursement of such taxes.

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ARTICLE XIII - ERRORS AND OMISSIONS

Any inadvertent delay, omission, or error on the part of the SBA shall not relieve the Company from any liability which would attach to it hereunder if such delay, omission, or error had not been made.

ARTICLE XIV - INSPECTION OF RECORDS

The Company shall allow the SBA to inspect, examine, and verify, at reasonable times, all records of the Company relating to the Covered Policies under this Contract, including Company files concerning claims, Losses, or legal proceedings regarding subrogation or claims recoveries which involve this Contract, including premium, loss records and reports involving exposure data or Losses under Covered Policies. This right by the SBA to inspect, examine, and verify shall survive the completion and closure of an exposure examination or claims examination file and the termination of the Contract. The Company shall have no right to re-open an exposure or claims examination once closed and the findings have been accepted by the Company; any re-opening shall be at the sole discretion of the SBA. If the State Board of Administration Finance Corporation has issued revenue bonds and relied upon the exposure and Loss data submitted and certified by the Company as accurate to determine the amount of bonding needed, the SBA may choose not to require, or accept, a resubmission if the resubmission will result in additional reimbursements to the Company. The SBA may require any discovered errors, inadvertent omissions, and typographical errors associated with the data reporting of insured values, discovered prior to the closing of the file and acceptance of the examination findings by the Company, to be corrected to reflect the proper values. The Company shall retain its records in accordance with the requirements for records retention regarding exposure reports and claims reports outlined herein, and in any administrative rules adopted pursuant to Section 215.555, Florida Statutes. Companies writing covered collateral protection policies, as defined in definition (12)(b) of Article V, must be able to provide documentation that the policy covers personal residences, protects both the borrower’s and lender’s interest, and that the coverage is in an amount at least equal to the coverage amount for the dwelling in place under the lapsed homeowner’s policy, the coverage amount that the homeowner has been notified of by the collateral protection insurer, or the coverage amount that the homeowner requests from the collateral protection insurer.

(1) Purpose of FHCF Examination

The purpose of the examinations conducted by the SBA is to evaluate the accuracy of the FHCF exposure or Loss data reported by the Company. However, due to the limited nature of the examination, it cannot be relied upon as an assurance that a Company’s data is reported accurately or in its entirety. The Company should not rely on the SBA to identify every type of reporting error in its data. In addition, the reporting requirements are subject to change each Contract Year, so it is the Company’s responsibility to be familiar with the applicable Contract Year requirements and to incorporate any

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changes into its data for that Contract Year. It is also the Company’s responsibility to ensure that its data is reported accurately and to comply with Florida Statutes and any applicable rules when reporting exposure data. The examination report is not intended to provide a legal determination of the Company’s compliance.

(2)
Examination Requirements for Exposure Verification

The Company shall retain complete and accurate records, in policy level detail, of all exposure data submitted to the SBA in any Contract Year until the SBA has completed its examination of the Company’s exposure submissions. The Company shall also retain complete and accurate records of any completed exposure examination for any Contract Year in which the Company incurred Losses until the completion of the claims examination and Commutation for that Contract Year. The records to be retained are outlined in the Data Call adopted for the Contract Year under Rule 19-8.029, F.A.C. A complete list of records to be retained for the exposure examination is set forth in Form FHCF-EAP1, adopted for the Contract Year under Rule 19-8.029, F.A.C.

(3)
Examination Requirements for Loss Reports

The Company shall retain complete and accurate records of all reported Losses and/or advances submitted to the SBA until the SBA has completed its examination of the Company’s reimbursable Losses and Commutation for the Contract Year (if applicable) has been concluded. The records to be retained are set forth as part of the Proof of Loss Report, Form FHCF-L1B and Form FHCF-LAP1, both adopted for the Contract Year under Rule 19-8.029, F.A.C.

(4)
Examination Procedures
(a)
The SBA will send an examination notice letter to the Company providing the commencement date of the examination, the site of the examination, any accommodation requirements of the examiner, and the reports and data which must be assembled by the Company and forwarded to the SBA. The Company shall be prepared to choose one location in which to be examined, unless otherwise specified by the SBA.
(b)
The reports and data are required to be provided to the SBA as set forth in an examination notice letter, and the SBA will provide the information to the examiner. If the SBA receives accurate and complete records as requested, the examiner will contact the Company to inform the Company as to what policies or other documentation will be required once the examination begins. Any records not required to be provided to the examiner in advance shall be made available at the time the examination begins. Any records to support reported exposure or Losses which are provided after the examination has been completed will, at the SBA’s discretion, result in an additional examination of exposure and/or Loss records or an extension or expansion of the examination. All

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costs associated with such additional examination or with the extension or expansion of the original examination shall be borne by the Company.

(c)
At the conclusion of the examiner’s work and the management review of the examiner’s report, findings, recommendations, and work papers, the SBA will forward an examination report to the Company.
(d)
Within 30 days from the date of the letter accompanying the examination report, the Company must provide a written response to the SBA. The response must indicate whether the Company agrees with the findings and recommendations of the examination report. If the Company disagrees with any examination findings or recommendations, the reason for the disagreement must be outlined in the response and the Company must provide supporting information to support its objection. An extension of 30 days may be granted if the Company can show that the need for additional time is due to circumstances beyond the reasonable control of the Company. No response is required if the examination report does not include any findings or recommendations.
(e)
If the Company accepts the examination findings and recommendations, and there is no recommendation for additional information, the examination report will be finalized and the exam file closed.
(f)
If the Company disputes the examiner’s findings, the areas in dispute will be resolved by a meeting or a conference call between the Company and FHCF management.
(g)
1. If the recommendation of the examiner is to resubmit the Company’s exposure data for the

Contract Year in question, the SBA will send the Company a letter outlining the process for resubmission and include a deadline to resubmit. Once the resubmission is received, the Administrator calculates a revised Reimbursement Premium for the Contract Year which has been examined. The SBA shall then review the resubmission with respect to the examiner’s findings and accept the resubmission or contact the Company with any questions regarding the resubmission. Once the SBA has accepted the resubmission as a sufficient response to the examiner’s findings, the exam is closed.

2. If the recommendation of the examiner is to give the Company the option to either resubmit the exposure data or to pay the estimated Reimbursement Premium difference, the SBA will send the Company a letter outlining the process for resubmission or for paying the estimated Reimbursement Premium difference and include a deadline for the resubmission or the payment to be received by the Administrator. If the Company chooses to resubmit, the same procedures outlined in Article XIV(4) apply.

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(h)
If the recommendation of the examiner is to update the Company’s Proof of Loss Report(s) for the Contract Year under review, the SBA will send the Company a letter outlining the process for submitting the Proof of Loss Report(s) and include a deadline to file. Once the Proof of Loss Report(s) is received by the Administrator, the Administrator will calculate a revised reimbursement. The SBA shall review the submitted Proof of Loss Report(s) with respect to the examiner’s findings and accept the Proof of Loss Report(s) as filed or contact the Company with any questions. Once the SBA has accepted the corrected Proof of Loss Report(s) as a sufficient response to the examiner’s findings, the exam is closed.
(i)
The examiner’s list of errors is made available in the examination report sent to the Company. Given that the examination was based on a sample of the Company’s policies or claims rather than all the Company’s Covered Policies or reported claims, the error list is not intended to provide a complete list of errors but is intended to indicate what information needs to be reviewed and corrected throughout the Company’s book of Covered Policy business or claims information to ensure more complete and accurate reporting to the FHCF.

(5) Costs of the Examinations

The costs of the examinations shall be borne by the SBA. The SBA shall be reimbursed by the Company for any reasonable and customary additional examination expenses incurred as a result of a Company’s failure to provide requested information. All requested information must be complete and accurate.

ARTICLE XV - OFFSETS

The SBA reserves the right to offset amounts payable to the SBA from the Company, including amounts payable under the Reimbursement Contract for any Contract Year and also including the Company’s full Reimbursement Premium for the current Contract Year (regardless of installment due dates), against any (1) Reimbursement Premium refunds under any Contract Year, (2) reimbursement or advance amounts, or (3) amounts agreed to in a Commutation agreement, which are due and payable to the Company from the SBA as a result of the liability of the SBA.

ARTICLE XVI - INSOLVENCY OF THE COMPANY

For the purpose of this Contract, a Company is insolvent when an order of liquidation with a finding of insolvency has been entered by a court of competent jurisdiction. No reimbursements will be made until the SBA has completed and closed its examination of the insolvent Company’s Losses. Only those Losses supported by the examination will be reimbursed. Pursuant to Section 215.555(4)(g), Florida Statutes, the FHCF is required to pay reimbursement moneys due an insolvent insurer to the Florida Insurance Guaranty Association (FIGA) for the benefit of Florida policyholders. In light of the need for an immediate infusion

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of funds to enable policyholders of insolvent companies to be paid for their claims, the SBA may enter into agreements with FIGA allowing exposure and claims examinations to take place immediately without the usual notice and response time limitations and allowing the FHCF to make reimbursements (net of any amounts payable to the SBA from the Company or FIGA) to FIGA before the examinations are completed. Such agreements must ensure the availability of the necessary records and adequate security must be provided so that if the SBA determines that it overpaid FIGA on behalf of the Company, the funds will be repaid to the FHCF by FIGA within a reasonable time.

ARTICLE XVII - TERMINATION

The FHCF and the obligations of both parties under this Contract may only be terminated by law.

ARTICLE XVIII - VIOLATIONS

(1) Statutory Provisions

(a)
Section 215.555(10), Florida Statutes, provides that any violation of Section 215.555, Florida Statutes, or of rules adopted under that section, constitutes a violation of the Florida Insurance Code. This Contract has been adopted as part of Rule 19-8.010, Florida Administrative Code, under the authority of that section of Florida Statutes.
(b)
Section 215.555(11), Florida Statutes, authorizes the SBA to take any action necessary to enforce the rules and the provisions and requirements of this Contract, required by and adopted pursuant to Section 215.555, Florida Statutes.

(2) Noncompliance

(a)
As used in this Article, the term “noncompliance” means the failure of the Company to meet any applicable requirement of Section 215.555, Florida Statutes, or of any rule adopted under the authority of that section of Florida Statutes, including, but not limited to, any failure to meet a deadline for an FHCF payment, Data Call submissions or resubmissions, Loss reporting or Commutation documentation, or a deadline related to SBA examination requirements. The Company remains in a state of noncompliance as long as the Company fails to meet the applicable requirement(s).
(b)
If the Company is in a state of noncompliance, the SBA reserves the right to withhold any payments or advances due to the Company until the SBA determines that the Company is no longer in a state of noncompliance.

ARTICLE XIX - APPLICABLE LAW

This Contract shall be governed by and construed according to the laws of the State of Florida in respect of any matter relating to or arising out of this Contract.

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ARTICLE XX - DUE DATES

If any due date provided in this Contract is a Saturday, Sunday or a legal State of Florida or federal holiday, then the actual due date will be the day immediately following the applicable due date which is not a Saturday, Sunday or a legal State of Florida or federal holiday.

ARTICLE XXI - REIMBURSEMENT CONTRACT ELECTIONS

(1) Coverage Level

For purposes of determining reimbursement (if any) due the Company under this Contract and in accordance with Section 215.555, Florida Statutes, the Company has the option to elect a 45 percent, 75 percent, or 90 percent Coverage Level under this Contract. If the Company is a member of an NAIC group, all members must elect the same Coverage Level, and the individual executing this Contract on behalf of the Company, by placing his or her initials in the box under (a) below, affirms that the Company has elected the same Coverage Level as all members of its NAIC group. If the Company is an entity created pursuant to Section 627.351, Florida Statutes, the Company must elect the 90 percent Coverage Level. The Company shall not be permitted to change its Coverage Level once the contract has been executed or after the statutory deadline of March 1, whichever comes first. The Company shall be permitted to change its Coverage Level upon timely execution of the Contract for the next Contract Year but may not reduce its Coverage Level if revenue bonds issued under Section 215.555(6), Florida Statutes, after a Covered Event are outstanding.

The Coverage Level elected by the Company for the prior Contract Year effective June 1, 2025 was as follows: Homeowners Choice Property and Casualty Insurance Company

90%

(a) NAIC Group Affirmation: Indicate if the Company is part of an NAIC Group (enter Yes or No):

(b) Coverage Level Election: The Company hereby elects the following Coverage Level for the Contract Year from 12:00:01 a.m., Eastern Time, June 1, 2026, to 12:00 a.m., Eastern Time, May 31, 2027, (the individual executing this Contract on behalf of the Company shall place his or her initials in the box to the left of the percentage elected for the Company): 45%

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ARTICLE XXII - COMPANY COVERAGE OF UNSOUND INSURERS

If a Company seeks to provide coverage for Covered Policies of an Unsound Insurer, pursuant to Section 215.555(5)(e), Florida Statutes, the Company may, subject to the provisions mutually agreed to below, obtain coverage for such policies under its Reimbursement Contract with the FHCF or accept an assignment of the Unsound Insurer’s Reimbursement Contract with the FHCF. Prior to the date the Company takes a transfer of policies from an Unsound Insurer, the Company shall select one of the options below using Appendix A and submit to the SBA as instructed.

(1) Providing Coverage for an Unsound Insurer’s Policies Under Company’s Reimbursement Contract

(a)
If a Covered Event has occurred prior to the transfer of policies from an Unsound Insurer to the Company, the Company must accept an assignment of the Unsound Insurer’s Reimbursement Contract and cannot cover such policies under the Company’s Reimbursement Contract through an assumption of the Unsound Insurer’s Covered Policies. Only in those situations where a Covered Event has not occurred shall the Company be able to obtain coverage under its own Reimbursement Contract for those policies assumed from an Unsound Insurer.
(b)
Responsibilities relating to the assumption of an Unsound Insurer’s Covered Policies by the Company:

1. The Company shall accurately report the exposure and loss data related to Covered Policies assumed from the Unsound Insurer.

a.
For an assumption of an Unsound Insurer’s Covered Policies that occurs on or before June 30, 2026, the Company shall report the exposure in effect for such policies as of June 30, 2026. This includes assumed policies renewed with the Company on or before June 30, 2026. As outlined in the Data Call, all such policies must be combined with the Company’s Covered policies written as its direct business and reported as a single submission due September 1, 2026.
b.
For an assumption of Covered Policies from an Unsound Insurer to the Company that occurs after June 30, 2026, and before December 1, 2026, the Company shall report exposure in effect for such policies as of June 30, 2026, and the SBA shall treat all such policies as if they were in effect as of June 30, 2026, for the Company. The Company shall report assumed Covered Policies based on their status at June 30, 2026, in a single Data Call file combined with the Company’s Covered Policies written as its direct business based on the requirements outlined in the Data Call. The combined Data Call file is due on September 1, 2026, or a maximum 60 days from the date of the assumption, whichever is

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later. If the Company’s Data Call file has been previously submitted to the SBA, the Company will be required to resubmit its initial Data Call.

c.
If the Company is unable to submit the combined Data Call file by September 1, 2026, the Company must initially submit its Data Call file with all of its direct written Covered Policies that were in effect as of June 30, 2026 (prior to the assumption of additional Covered Policies from an Unsound Insurer) by September 1, 2026. The Company will then need to resubmit the combined Data Call file no later than 60 days from the date of the assumption.
d.
If a policy assumed by the Company from the Unsound Insurer is not reported in the Company’s Data Call file, Losses under that policy may not be included in Losses reported to the SBA unless the Company is able to resubmit the Data Call file to include such omitted policies.
e.
For an assumption of an Unsound Insurer’s Covered Policies on or after December 1, 2026, through and including May 31 of the Contract Year, the Company is not required to report its assumed policies to the SBA until the subsequent Contract Year based on the status of the policy at June 30 of that subsequent Contract Year.
f.
Except as noted above, for purposes of reporting Losses to the SBA, the Company shall report all Losses including those associated with Covered Policies assumed from the Unsound Insurer on Forms FHCF-L1A and FHCF-L1B as required under the Contract.
2.
The Reimbursement Premium for all Covered Policies assumed from the Unsound Insurer by the Company shall be due on December 1, 2026, or within 15 days of being invoiced by the SBA, whichever is later. The total Reimbursement Premium resulting from the reporting of exposure on the Company’s Covered Policies and the Reimbursement Premium associated with Covered Policies assumed by the Company from the Unsound Insurer shall be combined to determine the Company’s Retention and its share of the FHCF’s capacity.
3.
An administrative fee of $1,000 shall apply to each resubmission of exposure data for resubmissions that are not a result of an examination by the SBA. If a resubmission is necessary as a result of an examination report issued by the SBA, the first resubmission fee will be $2,000. If the first examination-required resubmission is inadequate and the SBA requires an additional resubmission(s), the resubmission fee for each subsequent resubmission shall be $2,000. Resubmission fees shall be invoiced along with the Reimbursement Premium billing discussed in (b) above.

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4.
The Company shall ensure that the books and records related to the Covered Policies assumed from the Unsound Insurer are preserved and accessible to the SBA for its exposure and claims examinations. The Company shall retain data related to the FHCF examinations as required in Forms FHCF-D1A, FHCF-DCL, FHCF-EAP1, and FHCF-LAP1 for the exposure assumed from the Unsound Insurer.
5.
The Company is required to provide the SBA with a complete listing of all assumed policies, including Covered Policies and other policies not covered by the FHCF. As outlined in the Data Call, the listing must include each policy number and the policy’s effective and expiration dates. In addition to the policy listing, the Company must provide an agreement between the Company and the Unsound Insurer that supports the number of policies assumed.

(2) Acceptance of an Assignment of an Unsound Insurer’s Reimbursement Contract

(a) Responsibilities relating to assigned Reimbursement Contracts:

1.
The Company, pursuant to Section 215.555(5)(e), Florida Statutes, has the rights and duties of the Unsound Insurer for such transferred Covered Policies.
2.
The Company is responsible for the Reimbursement Premiums due under the assigned Reimbursement Contract. Should any Reimbursement Premium be owed at the time paid Losses for Covered Policies under the assigned Reimbursement Contract exceed the Retention under the assigned Reimbursement Contract, all Reimbursement Premiums (as well as any applicable fees and interest) shall be offset before the issuance of any reimbursement payment.
3.
The Company has the responsibility to report all exposure and Loss information for Covered Policies under the assigned Reimbursement Contract separately for each assigned Reimbursement Contract pursuant to the reporting requirements specified in the Reimbursement Contract. If the Unsound Insurer has already submitted the required Data Call, the Company has the responsibility of filing any resubmissions as necessary.
4.
The Company has the responsibility to ensure that the books and records related to the assigned Reimbursement Contract are preserved and accessible to the SBA for its exposure and claims examinations. The Company has the responsibility to retain data related to FHCF examinations as required in FHCF-D1A, FHCF-DCL, FHCF-EAP1, and FHCF-LAP1 for each assigned Reimbursement Contract.

(b) The Company will not be reimbursed by the FHCF for any Losses occurring prior to the date it first provides coverage for such transferred policies. Reimbursements for those Losses shall be made to the Unsound Insurer, the court-appointed receiver, or the applicable guaranty association, as provided by statute.

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ARTICLE XXIII - SIGNATURES

Approved by:

Paragon Strategic Solutions Inc., on Behalf of the State Board of Administration of the State of Florida and as Administrator of the Florida Hurricane Catastrophe Fund.

By: Date: 02/27/2026

Authority to sign on behalf of the Company:

The person signing this Contract on behalf of the Company hereby represents that he or she is an officer of the Company, acting within his or her authority to enter into this Contract on behalf of the Company, with the requisite authority to bind the Company and make the representations on behalf of the Company as set forth in this Contract.

Homeowners Choice Property and Casualty Insurance Company

Karin Coleman President [Printed Name and Title]

By: /s/ Karin Coleman

Signature Date 02/26/2026

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